Exhibit (i)(3)
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
March 14, 2008
Highland Funds I
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240

Re:	Highland Funds I—Highland Healthcare Fund
Registration Statement on Form N-1A
(File Nos. 333-132400 and 811-21866)
Ladies and Gentlemen:
     We are acting as special counsel to Highland Funds I, a statutory trust formed under the Delaware Statutory Trust Act (the “Trust”), in connection with the issuance and sale by one of its series, Highland Healthcare Fund, of an indefinite number of shares of beneficial interest, par value $0.001 per share, that the Trustees have currently classified as an indefinite number of shares of beneficial interest of each of the following classes: Class A Shares, Class C Shares and Class Z Shares (collectively, the “Shares”).
     This opinion is being furnished in accordance with the requirements of Item 23(i) of the Form N-1A Registration Statement of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) Post-Effective Amendment No. 5 to the Registration Statement of the Trust on Form N-1A (File Nos. 333-132400 and 811-21866), as filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2007; (ii) Post-Effective Amendment No. 7 to the Registration Statement of the Trust on Form N-1A (File Nos. 333-132400 and 811-21866), as filed with the Commission on March 4, 2008; (iii) Post-Effective Amendment No. 8 to the Registration Statement of the Trust on Form N-1A (File Nos. 333-132400 and 811-21866), as proposed to be filed with the Commission on the date hereof (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the “Registration Statement”); (iv) the Underwriting Agreement by and between PFPC Distributors, Inc. and the Trust (the “Underwriting Agreement”), as incorporated

Highland Funds I
March 14, 2008

by reference into the Registration Statement; (v) the Certificate of Trust of the Trust, dated February 27, 2006 and as filed with the Secretary of the State of Delaware on February 28, 2006; (vi) the Agreement and Declaration of Trust of the Trust, dated February 27, 2006, as amended as of March 3, 2006 and December 8, 2006 and certified by the Secretary of the Trust as currently in effect (the “Agreement and Declaration of Trust”); (vii) the By-Laws of the Trust, certified by the Secretary of the Trust as currently in effect; and (viii) certain resolutions of the Board of Trustees of the Trust relating to the issuance and sale of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Trust, its trustees and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.
     Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to any laws other than Delaware trust law.
     Based upon and subject to the foregoing, we are of the opinion that, when: (i) the Registration Statement becomes effective under the 1933 Act and (ii) the Shares are issued and delivered against payment at a price per share not less than the per share par value of the Shares and as otherwise contemplated by the Registration Statement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

Very truly yours,